Exhibit 99.2

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•  JDA Software Group, Inc.
•  NEWS RELEASE
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JDA Investor Relations Contacts:
Lawrence Delaney, Jr., The Berlin Group
Tel: 714-734-5000; larry@berlingroup.com
Kristen L. Magnuson, Executive Vice President & Chief Financial Officer, JDA Software Group, Inc.
Tel: 480-308-3000

JDA Announces First Quarter 2006 Results
Scottsdale, Ariz. – April 24, 2006 – JDA® Software Group, Inc. today announced financial results for the first quarter ended March 31, 2006. JDA reported total revenues of $47.9 million and software revenues of $7.1 million for first quarter 2006, compared to total revenues of $50.3 million and software revenues of $10.2 million for first quarter 2005.
     JDA reported GAAP net income for first quarter 2006 of $0.02 per share, as compared to a GAAP net income of $0.02 per share in first quarter 2005. The Company reported adjusted non-GAAP earnings for first quarter 2006 of $0.06 per share, which excludes amortization of acquired software technology and intangibles and a discrete tax item benefit resulting from a change in estimate, as compared to adjusted non-GAAP earnings per share of $0.08 for first quarter 2005, which excluded amortization of acquired software technology and intangibles, a restructuring charge and adjustments to acquisition-related reserves, and discrete tax item benefits.
     “The first quarter was a disappointing start to 2006 with a significant number of deals failing to close in our projected timeframe,” commented Hamish Brewer, JDA Chief Executive Officer. “During first quarter we closed some deals that slipped out of the fourth quarter 2005. However, most of those fourth quarter deals remain open in second quarter and we have added some new deals that slipped during first quarter to our list. We are retaining our annual guidance for software, total revenue and earnings growth in 2006 based on this continued pipeline of deals.”
FIRST QUARTER 2006 HIGHLIGHTS
•	Licensing of Next Generation Products: JDA signed two new agreements with existing customers in first quarter for its next generation applications on the PortfolioEnabled® framework. South African retailer Mr. Price Group Limited signed for Portfolio Replenishment Optimization by E3® and Enterprise Planning by Arthur®. US-based specialty retailer Hot Topic licensed Enterprise Planning by Arthur.
•	Regional Sales Activity: The Americas closed $5.3 million in software license deals in first quarter 2006, compared to $10.2 million in fourth quarter 2005 and $6.5 million in first quarter 2005. Europe, Middle East and Africa closed $1.7 million in software license deals in first quarter 2006, compared to $2.8 million in fourth quarter 2005 and $3.0 million in first quarter 2005. Asia Pacific
-more-

closed $131,000 in software license deals in first quarter 2006, compared to $2.5 million in fourth quarter 2005 and $782,000 in first quarter 2005.
•	Kohl’s and Grupo Elektra among Closed Deals: JDA signed 59 new software deals during the first quarter, including five deals for two or more JDA Portfolio software applications and one deal greater than $1 million. Current customers that signed licenses in first quarter 2006 include: Grupo Elektra, S.A. de C.V., Kohl’s Department Stores, Inc., Charlotte Russe Holdings, Inc. and VIP Discount Auto Center.
•	Strong Cash Generation: JDA ended first quarter 2006 with $118.0 million in cash and marketable securities as compared to $111.5 million at December 31, 2005. JDA generated $5.1 million in cash flow from operations during first quarter 2006 as compared to $5.8 million in first quarter 2005. DSOs were 81 days at the end of first quarter 2006, compared to 69 days at the end of fourth quarter 2005.
Conference Call and Webcast Information for Today’s Announcements
     JDA will host a conference call and web cast at 4:45 pm Eastern today to discuss the pending acquisition of Manugistics Group, Inc. and first quarter 2006 earnings results. To participate in the call, dial 1-800-921-9431 (United States) or 1-973-935-8505 (International) and ask the operator for the “JDA Software Group First Quarter 2006 Earnings Release Conference Call.” A replay of the conference call will begin Monday, April 24, 2006 at 6:45 pm (Eastern) and will end on May 24, 2006 at 12:00 pm (Eastern). You can hear the replay by dialing 1-877-519-4471 (United States) or 1-973-341-3080 (International) using pin number 7194044.
     To participate in the live Web cast of the call, which will include a presentation, visit the following web page at the time of the conference call: http://viavid.net/dce.aspx?sid=00002F09. A replay of the Web cast will be available approximately 10 minutes after the conclusion of the event.
ABOUT JDA SOFTWARE
     JDA® Software Group, Inc. (Nasdaq:JDAS) is the global leader in helping more than 4,900 retail, manufacturing and wholesale customers in 60 countries realize real demand chain results. By capitalizing on its market position and financial strength, JDA commits significant resources to advancing the JDA Portfolio® suite of demand chain solutions. JDA Portfolio software enables high performance planning, promoting, flowing, pricing, managing and selling of finished goods from the supplier warehouse to the consumer. With offices in major cities around the world, JDA employs the industry’s most experienced demand chain experts to develop, deliver and support its solutions. For more information, visit jda.com, email info@jda.com or call 1-800-479-7382.
JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include Mr. Brewer’s statement that JDA will retain its annual guidance for software, total revenue and earnings growth in 2006 based on its continued pipeline of deals. Future events may involve risks and uncertainties, including, but not limited to, uncertainties inherent in predicting closure of software transactions and future earnings results, particularly in volatile markets and industries such as our own, as well as the risk of increased competition and other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. As a result of these and other risks, actual results may differ materially from those predicted. We undertake no obligation to update information in this release.
“JDA” and “JDA Portfolio” are trademarks or registered trademarks of JDA Software Group. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA Software Group. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders’.
JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$71,002	$71,035
Marketable securities	47,024	40,472

Total cash, cash equivalents and marketable securities	118,026	111,507

Accounts receivable, net	43,067	42,415
Deferred tax asset	4,165	4,361
Prepaid expenses and other current assets	9,366	8,142
Promissory note receivable	—	1,213

Total current assets	174,624	167,638

Property and Equipment, net	42,027	42,825

Goodwill	60,531	60,531

Other Intangibles, net:
Customer lists	23,882	24,775
Acquired software technology	14,486	15,739
Trademarks	2,391	2,391

	40,759	42,905

Deferred Tax Asset	16,690	16,673

Total assets	$334,631	$330,572

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,819	$1,768
Accrued expenses and other liabilities	16,221	18,677
Income tax payable	746	1,386
Deferred revenue	32,117	26,775

Total current liabilities	50,903	48,606

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 30,334,092 and 30,222,983 shares, respectively	303	302
Additional paid-in capital	258,986	257,816
Deferred compensation	(720)	(725)
Retained earnings	39,459	38,972
Accumulated other comprehensive loss	(1,042)	(1,188)

	296,986	295,177
Less treasury stock, at costs, 1,165,547 and 1,162,202 shares, respectively	(13,258)	(13,211)

Total stockholders’ equity	283,728	281,966

Total liabilities and stockholders’ equity	$334,631	$330,572

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share data, unaudited)

	Three Months Ended
	March 31,
	2006	2005
REVENUES:
Software licenses	$7,143	$10,217
Maintenance services	21,653	21,706

Product revenues	28,796	31,923

Consulting services	17,408	16,914
Reimbursed expenses	1,649	1,414

Service revenues	19,057	18,328

Total revenues	47,853	50,251

COST OF REVENUES:
Cost of software licenses	392	225
Amortization of acquired software technology	1,253	1,299
Cost of maintenance services	5,963	5,613

Cost of product revenues	7,608	7,137

Cost of consulting services	12,054	12,951
Reimbursed expenses	1,649	1,414

Cost of service revenues	13,703	14,365

Total cost of revenues	21,311	21,502

GROSS PROFIT	26,542	28,749

OPERATING EXPENSES:
Product development	10,758	11,676
Sales and marketing	8,216	9,402
General and administrative	6,965	5,529
Amortization of intangibles	893	849
Restructuring charge and adjustments to acquisition-related reserves	—	1,559

Total operating expenses	26,832	29,015

OPERATING LOSS	(290)	(266)

Other income, net	930	516

INCOME BEFORE INCOME TAX PROVISION (BENEFIT)	640	250

Income tax provision (benefit)	153	(453)

NET INCOME	$487	$703

BASIC EARNINGS PER SHARE	$.02	$.02

DILUTED EARNINGS PER SHARE	$.02	$.02

SHARES USED TO COMPUTE:
Basic earnings per share	29,105	29,152

Diluted earnings per share	29,674	29,526

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months
	Ended March 31,
	2006	2005

NON-GAAP OPERATING INCOME

Operating loss (GAAP BASIS)	$(290)	$(266)

Adjustments for non-GAAP measures of performance:

Amortization of acquired software technology	1,253	1,299
Amortization of intangibles	893	849
Restructuring charge and adjustments to acquisition-related reserves	—	1,559

Adjusted non-GAAP operating income	$1,856	$3,441

NON-GAAP OPERATING INCOME, as a percentage of revenue

Operating loss (GAAP BASIS)	(1%)	(1%)

Adjustments for non-GAAP measures of performance:

Amortization of acquired software technology	3%	3%
Amortization of intangibles	2%	2%
Restructuring charge and adjustments to acquisition-related reserves	—%	3%

Adjusted non-GAAP operating income	4%	7%

NON-GAAP EARNINGS (LOSS) PER SHARE

Diluted earnings per share (GAAP BASIS)	$.02	$.02

Adjustments for non-GAAP measures of performance, net of tax:

Amortization of acquired software technology	.03	.03
Amortization of intangibles	.02	.02
Restructuring charge and adjustments to acquisition-related reserves	—	.03
Discrete tax item benefits	(.01)	(.02)

Adjusted non-GAAP diluted earnings per share	$.06	$.08

Shares used to compute diluted earnings per share amounts (GAAP BASIS)	29,674	29,526
Shares used to compute adjusted non-GAAP diluted earnings per share amounts	29,674	29,526

CASH FLOW INFORMATION

Net cash provided by operating activities	$5,067	$5,841

Net cash used in investing activities:
Net purchase of marketable securities	$(6,526)	$(427)
Purchase of other property and equipment	(742)	(1,579)
Payments received on promissory note receivable	1,213	1,052
Other, net	(106)	(104)

	$(6,161)	$(1,058)

Net cash (used in) provided by financing activities:
Issuance of common stock – equity plans	$894	$649
Purchase of treasury stock	(47)	(2,151)
Other, net	6	(11)

	$853	$(1,513)

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260